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                                                                   EXHIBIT 10.10

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
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     This is Amendment No. 1, dated June 1, 2001 (the "Amendment), to the
Employment Agreement made as of March 1, 1999 (the "Agreement"), by and between Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), and Werner Hafelfinger (the "Executive"). Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

     WHEREAS, the Executive provides services to the Company as Vice President Operations and Chief Operating Officer pursuant to the Agreement;

     WHEREAS, the Agreement provides for an increase in the Executive's Annual Salary for the Contract Year beginning on June 1, 2001 and ending on May 31, 2002, of $10,000 over the previous Contract Year's Annual Salary;

     WHEREAS, the Compensation Committee and the Option Committee of the Company's Board of Directors have determined that it would be in the best interests of the Company to request that the Executive forego his Annual Salary increase for the Contract Year ending May 31, 2002 (the "2002 Contract Year"), and that he receive, in lieu of such increase, a grant of restricted stock under the Company's 1999 Stock Incentive Plan (the "Plan"); and

     WHEREAS, the Executive has agreed to this arrangement, subject to the terms and conditions of this Amendment.

     The parties agree as follows:

1.   Amendment to Salary for 2002 Contract Year.  The Agreement is hereby
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amended to provide that the Executive will receive no cash salary increase for the 2002 Contract Year, and that in lieu of his $10,000 contractual salary increase for the 2002 Contract Year, the Executive will receive, as of June 1, 2001, a grant of 47,619 shares of the Company's Common Stock (the "Shares"), which shares may not be transferred by the Executive prior to June 1, 2002, except in compliance with applicable securities laws. The certificate representing the Shares will bear a legend to the effect that the Shares are subject to restrictions on transfer. For purposes of determining future salary increases only, the Executive's Annual Salary for the 2002 Contract Year will be calculated as if the contractual salary increase had been paid in cash.

2.   Previous Amendments.  The parties acknowledge that the following amendments
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to the Agreement have previously been made by the Compensation Committee and agreed to by the Executive, but have not previously been provided for in a written amendment to the Agreement:
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     a.  Annual Salary.  On May 10, 2000, the Compensation Committee increased
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the Executive's Annual Salary for the Contract Year ended May 31, 2001 to
$200,000.

     b.  Options.  On May 13, 1999, the Compensation Committee amended Sections
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3.3 of the Agreement as follow:  (i) Sections 3.3.2 and 3.3.3 were renumbered as
3.3.3 and 3.3.4; (ii) the newly renumbered Section 3.3.3 was amended to read as follows:

          3.3.3  Annually.  At the sole discretion of the Board, or a committee
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          of the Board, the Executive may be entitled to receive, after completion of each full Contract Year, a bonus in the form of options to purchase up to 25,000 shares of Common Stock (the Annual Option Bonus"), based on the performance of the Executive and the Company during the Contract Year just ended.

and (iii) a new Section 3.3.2 was added as follows:

          3.3.2  Fixed Options.  Beginning with the fiscal year ending May 31,
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          1999, and immediately after each subsequent fiscal year end during the
          Contract Term, the Executive shall be entitled to receive fully vested options to purchase 25,000 shares of Common Stock per Contract Year.

3.   No Further Amendments.  Except as specifically set forth in this Amendment,
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the Agreement shall continue in effect in accordance with its terms.


                                        THE COMPANY:

                                        PACIFIC AEROSPACE & ELECTRONICS, INC.


                                        By  Donald A. Wright
                                            ----------------
                                            Its President & CEO


                                        THE EXECUTIVE:


                                        /s/ Werner Hafelfinger
                                        ----------------------
                                        Werner Hafelfinger